NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219

WESCO International, Inc. Reports
Fourth Quarter and Full-Year 2011 Results

Fourth quarter results compared to the prior year:
•Earnings per diluted share of $1.12 increased 56%
•Operating margins improved to 5.8%, up 130 basis points
•Consolidated sales of $1.59 billion increased 19%

Full year results compared to the prior year:
•Earnings per diluted share of $3.96 increased 58%
•Operating margins improved to 5.4%, up 120 basis points
•Consolidated sales of $6.1 billion increased 21%

PITTSBURGH, January 26, 2012/PRNewswire/ -- WESCO International, Inc. (NYSE: WCC), a leading provider of electrical, industrial, and communications MRO and OEM products, construction materials, and advanced supply chain management and logistics services, today announced its 2011 fourth quarter and full-year financial results.

The following results are for the quarter-ended December 31, 2011 compared to the quarter-ended December 31, 2010:

•
Consolidated net sales were $1,589.5 million for the fourth quarter of 2011, compared to $1,331.6 million for the fourth quarter of 2010, an increase of 19.4%. Acquisitions positively impacted consolidated sales by 6.2% while one less workday negatively impacted sales by 1.6%, resulting in a normalized organic growth rate of approximately 14.8%. There was no foreign exchange impact in the fourth quarter. Sequentially, fourth quarter 2011 sales increased 0.6%.

•	Gross profit of $328.0 million, or 20.6% of sales, for the fourth quarter of 2011 was up 30 basis points, compared to $270.3 million, or 20.3% of sales, for the fourth quarter of 2010.

•
Selling, general & administrative (SG&A) expenses of $227.8 million, or 14.3% of sales, for the fourth quarter of 2011 improved 100 basis points, compared to $204.1 million, or 15.3% of sales, for the fourth quarter of 2010.

•
Operating profit was $91.5 million for the current quarter, up 52.4% from $60.0 million for the comparable 2010 quarter. Operating profit as a percentage of sales was 5.8% in 2011, up 130 basis points from 4.5% in 2010.

•
Total interest expense for the fourth quarter of 2011 was $12.0 million, compared to $15.9 million for the fourth quarter of 2010. During the fourth quarter of 2010, WESCO resolved an outstanding tax matter dating back to 1998, which resulted in increased interest expense of $4.2 million. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax positions, and the amortization of deferred financing fees, for the fourth quarter of 2011 and 2010 was $1.6 million and $5.6 million, respectively.

•
The effective tax rate for the current quarter was 31.1%, compared to 21.1% for the prior year quarter. The resolution of the previously mentioned tax matter, net of other international tax items, decreased fourth quarter 2010 tax expense by $2.9 million.

•
Net income of $54.8 million for the current quarter was up 57.5% from $34.8 million for the prior year quarter. The resolution of the previously mentioned tax matter, net of other international tax items, decreased fourth quarter 2010 net income by $1.3 million.

•
Earnings per diluted share for the fourth quarter of 2011 were $1.12 per share, based on 49.0 million diluted shares, and was up 55.6% from $0.72 per share in the fourth quarter of 2010, based on 48.3 million diluted shares. The resolution of the previously mentioned tax matter, net of other international tax items, negatively impacted fourth quarter 2010 earnings per diluted share by $0.03.

•	Free cash flow for the fourth quarter of 2011 was $86.4 million, compared to $46.8 million for the fourth quarter of 2010.

Mr. John J. Engel, WESCO's Chairman and Chief Executive Officer, stated, "Our fourth quarter results were strong and close out an excellent year.  We have now posted six consecutive quarters of double-digit organic sales growth and five consecutive quarters of EPS growth of at least 40% versus prior year.  On a full year basis, operating margins were 5.4%, up 120 basis points versus prior year, and were driven by a balanced contribution of gross margin expansion and operating cost leverage.  In addition, we announced that we completed the acquisition of RS Electronics earlier this month, marking our fifth acquisition in the last 18 months.  These acquisitions total over $460 million in annual revenues and have expanded our portfolio of value creation solutions and strengthened our business.  Our investments are paying off, effective execution of our growth strategy continues, and we are very pleased with the positive momentum and improved profitability of our business in 2011."

The following results are for the full-year period ended December 31, 2011 compared to the full-year period ended December 31, 2010:

•
Consolidated net sales were $6,125.7 million, compared to $5,063.9 million, an increase of 21.0%. Acquisitions and foreign exchange positively impacted consolidated sales by 6.8% and 0.8%, respectively, while one less workday negatively impacted sales by 0.4%, resulting in a normalized organic sales growth of approximately 13.8%.

•	Gross profit of $1,236.6 million, or 20.2% of sales, was up 50 basis points, compared to $998.5 million, or 19.7% of sales.

•	SG&A expenses of $872.0 million, or 14.2% of sales, improved 90 basis points, compared to $763.6 million, or 15.1% of sales.

•	Operating profit was $333.0 million, up 57.9% from $211.0 million for the comparable 2010 period. Operating profit as a percentage of sales was 5.4% in 2011, up 120 basis points from 4.2% in 2010.

•	Total interest expense was $53.6 million, compared to $57.6 million. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax positions, and the amortization of deferred financing fees, for 2011 and 2010 was $8.8 million and $11.8 million, respectively.

•
The effective full-year tax rate was 29.8% for 2011 compared to 26.7% for 2010. After adjusting for the net benefit of the previously mentioned tax matter, the full year 2010 effective tax rate would have been 27.9%.

•	Net income of $196.3 million for the full-year was up 69.9% from $115.5 million for the prior year.

•
Earnings per diluted share for 2011 were up 58.4% to $3.96 per share, based on 49.6 million diluted shares, versus $2.50 per share for 2010, based on 46.1 million diluted shares. The resolution of the previously mentioned tax matter, net of other international tax items, negatively impacted 2010 earnings per diluted share by $0.03.

•	Full-year free cash flow was $134.2 million, compared to $112.2 million in the prior year.

Mr. Engel continued, "We are focused on building on the positive momentum across WESCO as we continue to execute our growth strategy in 2012.  The strength, diversity, and operating leverage of our business position us well in our global markets.  I am very proud of the extra effort and results delivered by all WESCO associates in 2011, and I am confident in our team's ability to produce excellent results again in 2012."

# # #

Teleconference Access
WESCO will conduct a teleconference to discuss the fourth quarter earnings as described in this News Release on Thursday, January 26, 2012, at 11:00 a.m. E.D.T. The conference call will be broadcast live over the Internet and can be accessed from the Company's website at http://www.wesco.com. The conference call will be archived on this Internet site for seven days.

# # #

WESCO International, Inc. (NYSE: WCC), a publicly traded Fortune 500 holding company headquartered in Pittsburgh, Pennsylvania, is a leading provider of electrical, industrial, and communications maintenance, repair and operating (“MRO”) and original equipment manufacturers (“OEM”) product, construction materials, and advanced supply chain management and logistic services. 2011 annual sales were approximately $6.1 billion. The Company employs approximately 7,300 people, maintains relationships with over 18,000 suppliers, and serves over 100,000 customers worldwide. Customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers and utilities. WESCO operates seven fully automated distribution centers and approximately 400 full-service branches in North America and international markets, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

# # #

The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as the Company's other reports filed with the Securities and Exchange Commission.

Contact: Richard Heyse, Vice President & Chief Financial Officer
WESCO International, Inc. (412) 454-2392, Fax: (412) 222-7566
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months		Three Months
	Ended		Ended
	December 31,		December 31,
	2011		2010

Net sales	$1,589.5		$1,331.6
Cost of goods sold (excluding	1,261.5	79.4%	1,061.3	79.7%
depreciation and amortization below)
Selling, general and administrative expenses	227.8	14.3%	204.1	15.3%
Depreciation and amortization	8.7		6.2
Income from operations	91.5	5.8%	60.0	4.5%
Interest expense, net	12.0		15.9
Income before income taxes	79.5	5.0%	44.1	3.3%
Provision for income taxes	24.7		9.3
Net income attributable to WESCO International, Inc.	$54.8	3.4%	$34.8	2.6%

Earnings per diluted common share	$1.12		$0.72
Weighted average common shares outstanding and common
share equivalents used in computing earnings per diluted
share (in millions)	49.0		48.3

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Twelve Months		Twelve Months
	Ended		Ended
	December 31,		December 31,
	2011		2010

Net sales	$6,125.7		$5,063.9
Cost of goods sold (excluding	4,889.1	79.8%	4,065.4	80.3%
depreciation and amortization below)
Selling, general and administrative expenses	872.0	14.2%	763.6	15.1%
Depreciation and amortization	31.6		23.9
Income from operations	333.0	5.4%	211.0	4.2%
Interest expense, net	53.6		57.6
Other income	—		(4.3)
Income before income taxes	279.4	4.6%	157.7	3.1%
Provision for income taxes	83.1		42.2
Net income attributable to WESCO International, Inc.	$196.3	3.2%	$115.5	2.3%

Earnings per diluted common share	$3.96		$2.50
Weighted average common shares outstanding and common
share equivalents used in computing earnings per diluted
share (in millions)	49.6		46.1

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEET
(dollar amounts in millions)
(Unaudited)

	December 31,	December 31,
	2011	2010
Assets
Current Assets
Cash and cash equivalents	$63.9	$53.6
Trade accounts receivable, net	939.4	792.7
Inventories, net	627.0	588.8
Other current assets	107.2	78.6
Total current assets	1,737.5	1,513.7
Other assets	1,341.0	1,313.1
Total assets	$3,078.5	$2,826.8

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$642.8	$537.5
Current debt	6.4	4.0
Other current liabilities	196.7	166.7
Total current liabilities	845.9	708.2

Long-term debt	642.9	725.9
Other noncurrent liabilities	243.8	244.1
Total liabilities	1,732.6	1,678.2

Stockholders' Equity
Total stockholders' equity	1,345.9	1,148.6
Total liabilities and stockholders' equity	$3,078.5	$2,826.8

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(dollar amounts in millions)
(Unaudited)

	Twelve Months Ended	Twelve Months Ended
	December 31, 2011	December 31, 2010
Operating Activities:
Net income	$196.2	$115.5
Add back (deduct):
Depreciation and amortization	31.6	23.9
Deferred income taxes	14.4	21.0
Change in Trade and other receivables, net	(143.5)	(118.5)
Change in Inventories, net	(33.8)	(34.0)
Change in Accounts Payable	101.7	53.9
Other	0.9	65.5
Net cash provided by operating activities	167.5	127.3

Investing Activities:
Capital expenditures	(33.3)	(15.1)
Acquisition payments	(48.1)	(265.4)
Proceeds from sale of subsidiary	—	40.0
Repayment of note receivable	—	15.0
Other	0.1	5.0
Net cash used by investing activities	(81.3)	(220.5)

Financing Activities:
Debt borrowing (repayments), net	(84.1)	33.5
Equity activity, net	(2.0)	4.3
Other	15.2	(7.2)
Net cash provided (used) by financing activities	(70.9)	30.6

Effect of exchange rate changes on cash and cash equivalents	(5.0)	3.9

Net change in cash and cash equivalents	10.3	(58.7)
Cash and cash equivalents at the beginning of the period	53.6	112.3
Cash and cash equivalents at the end of the period	$63.9	$53.6

NON-GAAP FINANCIAL MEASURES

This earnings release includes certain non-GAAP financial measures. These financial measures include financial leverage, free cash flow, gross profit and organic sales growth. The Company believes that these non-GAAP measures are useful to investors in order to provide a better understanding of the Company's capital structure position, liquidity, and organic growth trends on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude transactions of an unusual nature, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in thousands)
(Unaudited)

	Twelve Months	Twelve Months
	Ended	Ended
	December 31,	December 31,
	2011	2010
Financial Leverage:
Income from operations	$332,979	$210,919
Depreciation and amortization	31,607	23,935
EBITDA	$364,586	$234,854

	December 31,	December 31,
	2011	2010
Current debt	$6,411	$3,988
Long-term debt	642,922	725,893
Debt discount related to convertible debentures (1)	175,908	178,427
Total debt including debt discount	$825,241	$908,308

Financial leverage ratio	2.3	3.9

Note: Financial leverage is provided by the Company as an indicator of capital structure position. Financial leverage is calculated by dividing total debt, including debt discount, by the trailing twelve months earnings before interest, taxes, depreciation and amortization (EBITDA).

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
Free Cash Flow:	2011	2010	2011	2010
(dollar amounts in millions)
Cash flow provided by operations	$95.7	$51.8	$167.5	$127.3
Less: Capital expenditures	(9.3)	(5.0)	(33.3)	(15.1)
Free Cash flow	$86.4	$46.8	$134.2	$112.2

Note: Free cash flow is provided by the Company as an additional liquidity measure. Capital expenditures are deducted from operating flow to determine free cash flow. Free cash flow is available to provide a source of funds for any of the Company's financing needs.

(1)The convertible debentures are presented in the consolidated balance sheets in long-term debt net of the unamortized discount.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in thousands)
(Unaudited)

	Three Months	Three Months
	Ended	Ended
Quarterly Gross Profit:	December 31,	December 31,
	2011	2010
Net Sales	$1,589.5	$1,331.6
Cost of goods sold (excluding depreciation and amortization)	1,261.5	1,061.3
Gross profit	$328.0	$270.3
Gross margin	20.6%	20.3%

	Twelve Months	Twelve Months
	Ended	Ended
Annual Gross Profit:	December 31,	December 31,
	2011	2010
Net Sales	$6,125.7	$5,063.9
Cost of goods sold (excluding depreciation and amortization)	4,889.1	4,065.4
Gross profit	$1,236.6	$998.5
Gross margin	20.2%	19.7%

Note: Gross profit is provided by the Company as an additional financial measure. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. This amount represents a commonly used financial measure within the distribution industry. Gross margin is calculated by dividing gross profit by net sales.

	Three Months	Twelve Months
	Ended	Ended
Normalized Organic Sales Growth:	December 31,	December 31,
	2011	2011
Change in net sales	19.4%	21.0%
Impact from acquisitions	6.2%	6.8%
Impact from foreign exchange rates	—%	0.8%
Impact from number of workdays	(1.6)%	(0.4)%
Normalized organic sales growth	14.8%	13.8%

Note: Organic sales growth is provided by the Company as an additional financial measure to provide a better understanding of the Company's sales growth trends. Organic sales growth is calculated by deducting the percentage impact on net sales from acquisitions and foreign exchange rates from the overall percentage change in consolidated net sales.